(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF ARISE TECHNOLOGIES INC.

                                       File Number:E0158722007-6

                                        Document number: 20070865490-01
                                        Filing Date and time: 12//21/2007 7:32AM
                                        Entity Number: E0158722007-6


For the filing period of 3/2007 to 3/2008

The corporations duly appointed resident agent in the State of Nevada upon whom process can be served is: Incorp Services, Inc. 3155 East Patrick Lane Ste 1, Las Vegas, NV 89120-3481

CHECK ONLY IF APPLICABLE

This corporation is a publicly trade corporation. The Central Index Key number is: This publicly traded corporation is not required to have a Central Index Key number.


Shih (Allen) Liang, President
300 Center Ave. Ste 202, Bay City, Michigan 48708 USA

Chieh-Hsi Lin, Secretary
300 Center Ave. Ste 202, Bay City, Michigan 48708 USA

Chieh-Hsi Lin, Treasurer
300 Center Ave. Ste 202, Bay City, Michigan 48708 USA

Shih (Allen) Liang, Director
300 Center Ave. Ste 202, Bay City, Michigan 48708 USA



Signature of Officer:               Title                     Date
/s/ Billie Cnudde                Consultant            12/21/2007 7:39:42 AM